UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 8, 2016

BOJANGLES’, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37374	45-2988924
State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9432 Southern Pine Boulevard,

Charlotte, NC 28273

(Address of Principal Executive Offices)

(704) 527-2675

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2016, the Board of Directors (the “Board”) of Bojangles’, Inc. (the “Company”) appointed Starlette B. Johnson to the Board as a Class I director, upon the recommendation of its Nominating and Corporate Governance Committee. Ms. Johnson will serve the remainder of the Class I term, and will stand for re-election at the Company’s 2016 Annual Meeting of Stockholders. The Board has also appointed Ms. Johnson to serve as a member of the Board’s Audit Committee.

The Board determined that Ms. Johnson qualifies as an independent director under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (“SEC”) and the applicable listing standards of the Nasdaq Stock Market (“Nasdaq”). Ms. Johnson also satisfies the other requirements for Audit Committee members under the rules and regulations of the SEC and Nasdaq.

Ms. Johnson will be entitled to compensation under the Company’s compensation policy for non-employee directors. There are no arrangements or understandings between Ms. Johnson and any other person pursuant to which Ms. Johnson was elected as a director. There are no transactions in which Ms. Johnson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events

On March 8, 2016, the Company issued a press release announcing Ms. Johnson’s election to the Board and Audit Committee, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by the Company on March 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bojangles’, Inc.

March 8, 2016	By:	/s/ M. John Jordan
M. John Jordan
Senior Vice President of Finance, Chief Financial Officer and Treasurer

EXHBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on March 8, 2016.